UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 9, 2013

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:           Submission of Matters to a Vote of Security Holders

On May 9, 2013, Appliance Recycling Centers of America, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders, the shareholders voted the following proposals:

Proposal 1: The shareholders elected the Company's nominees for director to serve a one-year term until the 2014 Annual Meeting of Shareholders.

Proposal 2: The shareholders ratified the Audit Committee's appointment of Baker Tilly Virchow Krause, LLP to serve as the Company's independent registered accounting firm for the fiscal year ending December 28, 2013.

Proposal 3: The shareholders voted for the non-binding resolution regarding the compensation of the Company's Named Executive Officers as disclosed in the proxy statement.

Proposal 4: The shareholders voted for a three year voting frequency on future votes on the Company's executive compensation.

The table below summarizes the voting results:

	For	Withheld	Abstain	Broker Non-Votes
1. Election of Directors:
Edward R. Cameron	2,061,994	498,244	—	1,739,328
Stanley Goldberg	2,091,831	468,407	—	1,739,328
Steve Lowenthal	2,091.831	468,407	—	1,739,328
Randy L. Pearce	2,091,331	468,907		1,739,328
Dean R. Pickerell	2,092,331	467,907	—	1,739,328

	For	Against	Abstain	Broker Non-Votes
2. Ratification of Baker Tilly Virchow Krause, LLP	4,208,014	25,668	65,884	—

	For	Against	Abstain	Broker Non-Votes
3. Advisory vote on the compensation of the Company's Named Executive Officers	2,284,142	251,826	24,270	1,739,328

	1 Years	2 Years	3 Years	Abstain	Broker Non-Votes
4. Advisory vote to recommend the frequency of voting on the Company's executive compensation	680,545	15,346	1,689,489	174,858	1,739,328

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: May 14, 2013	/s/ Jeffrey A. Cammerrer
Jeffrey A. Cammerrer
Chief Financial Officer